As filed with the Securities and Exchange Commission on June 30, 2022.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

i-80 GOLD CORP.

(Exact name of Registrant as specified in its charter)

British Columbia, Canada	1040	Not Applicable
(Province or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number, if applicable)

5190 Neil Road

Suite 460

Reno, NV 89502

(807) 346-1390

(Address and telephone number of Registrant’s principal executive offices)

Corporation Service Company

19 West 44th Street, Suite 200

New York, NY 10036

Telephone: (800) 927-9801

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Ryan Snow 5190 Neil Road Suite 460 Reno, NV 89502 (807) 346-1390	Abbas Ali Khan Bennett Jones LLP 3400 One First Canadian Place, P.O. Box 130 Toronto, ON, M5X 1A4 (416) 777 5388	Kimberley Anderson Dorsey & Whitney LLP Columbia Center 701 Fifth Avenue, Suite 6100 Seattle, Washington 98104 (206) 903-8800

Approximate date of commencement of proposed sale of the securities to the public:

As soon as practicable after this Registration Statement becomes effective

Province of Ontario, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	at some future date (check the appropriate box below)
	1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).
	2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
	3.	☐	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☒	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction’s shelf prospectus offering procedures, check the following box.  ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

This preliminary short form prospectus is a base shelf prospectus. This preliminary short form base shelf prospectus has been filed under legislation in each of the provinces and territories of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities, except in cases where an exemption from such delivery requirement is available.

A copy of this preliminary short form base shelf prospectus has been filed with the securities regulatory authorities in each of the provinces and territories of Canada, but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form base shelf prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form base shelf prospectus is obtained from the securities regulatory authorities.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission but is not yet effective. These securities may not be offered or sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This preliminary short form base shelf prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This preliminary short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by the persons permitted to sell such securities.

Information has been incorporated by reference in this preliminary short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of i-80 Gold Corp. at 1100 Russell Street, Thunder Bay, Ontario, P7B 5N2, Telephone 1.866.525.6450, and are also available electronically at www.sedar.com.

PRELIMINARY SHORT FORM BASE SHELF PROSPECTUS

New Issue and/or Secondary Offering	June 30, 2022

i-80 GOLD CORP.

C$200,000,000

COMMON SHARES

WARRANTS

DEBT SECURITIES

CONVERTIBLE SECURITIES

SUBSCRIPTION RECEIPTS

UNITS

This preliminary short form base shelf prospectus (this “Prospectus”) relates to the offering for sale by i-80 Gold Corp. (the “Company”) from time to time, during the 25-month period that this Prospectus, including any amendments hereto, remains effective, of up to C$200,000,000 in the aggregate (or the equivalent thereof in any other currency or currencies, as the case may be, based on the applicable exchange rate at the time of the offering), in one or more series or issuances, of: (i) common shares in the capital of the Company (“Common Shares”); (ii) warrants to purchase to purchase Common Shares and other Securities (as defined below) of the Company (“Warrants”); (iii) debt securities which may consist of bonds, debentures, notes or other evidences of indebtedness of any kind, nature or description and which may be issuable in series, including debt securities convertible or exchangeable into other securities of the Company (collectively, “Debt Securities”); (iv) securities convertible into or exchangeable for Common Shares or other Securities (“Convertible Securities”); (v) subscription receipts convertible for Common Shares or other Securities (“Subscription Receipts”); and (vi) units comprised of one or more of the other Securities (“Units”), or any combination of such securities (all of the foregoing collectively, the “Securities” and individually, a “Security”). From time to time, one or more of the securityholders of the Company (each, a “Selling Securityholder”) may also offer and sell Securities under this Prospectus. See “Selling Securityholders”.

The Securities may be offered separately or together, in amounts, at prices and on terms determined based on market conditions at the time of the sale and as set forth in an accompanying prospectus supplement (each, a “Prospectus Supplement”). In addition, Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or a subsidiary of the Company. The consideration for any such acquisition may consist of any of the Securities separately, a combination of Securities, or any combination of, among other things, Securities, cash and assumption of liabilities.

The specific terms of any offering of Securities, including the specific terms of the Securities with respect to a particular offering and the terms of such offering, will be set forth in the applicable Prospectus Supplement to this Prospectus. All information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus, except in cases where an exemption from such delivery requirements has been obtained. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

This Prospectus constitutes a public offering of Securities only in those jurisdictions where they may be lawfully offered for sale, and therein only by persons permitted to sell the Securities. The Securities may be sold through underwriters or dealers, directly by the Company and/or Selling Securityholders, pursuant to applicable statutory exemptions, or through agents designated from time to time. See “Plan of Distribution”. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, involved in the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the initial issue price (in the event that the offering is a fixed price distribution), the net proceeds to the Company or to any Selling Securityholder, and any other material terms of the plan of distribution.

This Prospectus may qualify an “at-the-market distribution”, as such term is defined in National Instrument 44-102 – Shelf Distributions (“NI 44-102”). The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers, including sales in transactions that are deemed to be “at-the-market distributions”, including sales made directly on the Toronto Stock Exchange (the “TSX”) or other existing trading markets for the Securities, and as set forth in an accompanying Prospectus Supplement. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution. See “Plan of Distribution”.

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In connection with any offering of Securities (unless otherwise specified in the applicable Prospectus Supplement), subject to applicable laws and other than an “at-the-market distribution”, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities offered at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. See “Plan of Distribution”. No underwriter or dealer involved in an “at-the-market distribution” under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities, including selling an aggregate number of principal amount of Securities that would result in the underwriter creating an over-allocation position in the Securities.

The Common Shares are listed and posted for trading on the TSX under the stock symbol “IAU” and on the NYSE American stock exchange (the “NYSE American”) under the stock symbol “IAUX”. On June 29, 2022, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares on the TSX and the NYSE American was C$2.46 and US$1.91 per Common Share, respectively.

Unless otherwise specified in the applicable Prospectus Supplement, Securities other than Common Shares will not be listed on any securities exchange. There is no market through which the Warrants, Units, Debt Securities or Subscription Receipts may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus and the applicable Prospectus Supplement. This may affect the pricing of the Warrants, Units, Debt Securities or Subscription Receipts in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation. See “Risk Factors”.

An investment in Securities involves significant risks that should be carefully considered by prospective investors before purchasing Securities. The risks outlined in this Prospectus and in the documents incorporated by reference herein, including the applicable Prospectus Supplement, should be carefully reviewed and considered by prospective investors in connection with any investment in the Securities. See “Cautionary Note Regarding Forward-Looking Information” and “Risk Factors”.

No underwriter has been involved in the preparation of this Prospectus nor has any underwriter performed any review of the contents of this Prospectus.

No person is authorized by the Company to provide any information or to make any representation other than as contained in this Prospectus in connection with the issue and sale of the Securities offered hereunder. Prospective investors should assume that the information appearing in this Prospectus or any Prospectus Supplement is accurate only as of the date of such document unless otherwise specified. The Company’s business, financial condition, results of operations and prospects may have changed since such date.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Company is permitted under a multijurisdictional disclosure system (“MJDS”) adopted by the securities regulatory authorities in Canada and the United States to prepare this Prospectus in accordance with the disclosure requirements of Canada. Prospective investors in the United States should be aware that such requirements are different from those of the United States. Financial statements included or incorporated by reference in this Prospectus have been prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board and subject to Canadian auditing and auditor independence standards and thus may not be comparable to financial statements of United States companies prepared under United States generally accepted accounting principles.

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Prospective investors should be aware that the acquisition of Securities may have tax consequences both in the United States and in Canada. Such consequences may not be described fully herein or in any applicable Prospectus Supplement. Prospective investors should read the tax discussion in the applicable Prospectus Supplement with respect to a particular offering of Securities and consult their own tax advisor with respect to their own particular circumstances.

The enforcement by investors of civil liabilities under United States federal securities laws may be adversely affected by the fact that the Company is incorporated under the laws of the Province of British Columbia, Canada, some of the Company’s officers and directors may be residents of a country other than the United States, and some or all of the experts, underwriters, dealers or agents named in this Prospectus or any Prospectus Supplement may be residents of a country other than the United States, and a portion of the assets of the Company and such persons may be located outside of the United States.

Certain of the directors and officers of the Company, and certain experts named in this Prospectus or in a document incorporated by reference into this Prospectus, reside outside of Canada. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that resides outside of Canada or is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction, even if the party has appointed an agent for service of process. See “Enforcement of Civil Liabilities”.

The Company’s registered and records office is located at Suite 2500 Park Place, 666 Burrard Street, Vancouver, British Columbia, V6B 2X8, and its head office is located at 5190 Neil Road, Suite 460, Reno, Nevada, 89502.

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GENERAL MATTERS

In this Prospectus, references to the “Company”, “we”, “us” and “our” refer to i-80 Gold Corp. and/or, as applicable, one or more of its subsidiaries. Investors should rely only on the information contained in or incorporated by reference into this Prospectus or any applicable Prospectus Supplement. The Company has not authorized anyone to provide investors with different information. The Company takes no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to readers of this Prospectus.

This Prospectus is part of a registration statement on Form F-10 that we are filing with the SEC under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”), relating to the Securities (the “Registration Statement”). Under the Registration Statement, the Company may, from time to time, offer any combination of the Securities described in this Prospectus in one or more offerings of up to an aggregate principal amount of C$200,000,000 (or the equivalent in other currencies). This Prospectus provides a general description of the Securities that the Company may offer. Each time the Company offers Securities under the Registration Statement or this Prospectus, the Company will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus. Before investing, prospective investors should read both this Prospectus and any applicable Prospectus Supplement, together with additional information described under the heading “Documents Incorporated By Reference”. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Please refer to the Registration Statement and the exhibits to the Registration Statement for further information with respect to the Company and the Securities.

The Company is not making an offer to sell or seeking an offer to buy the Securities in any jurisdiction where the offer or sale is not permitted. This Prospectus is not an offer to sell or a solicitation of an offer to buy the Securities in any jurisdiction where it is unlawful. The information contained in this Prospectus, any applicable Prospectus Supplement and the documents incorporated by reference herein and therein is accurate only as of the date on the front of this Prospectus and any applicable Prospectus Supplement, or the respective dates of the documents incorporated by reference herein and therein, regardless of the time of delivery of such documents or of any sale of the Securities. The Company’s business, financial condition, results of operations and prospects may have changed since those dates. Information contained on the Company’s website is not incorporated by reference into this Prospectus or any applicable Prospectus Supplement and prospective investors should not rely upon such information for the purpose of determining whether to invest in the Securities.

AVAILABLE INFORMATION

The Company is required to file with the securities commission or authority in each of the applicable provinces of Canada annual and interim reports, material change reports and other information. In addition, the Company is subject to the informational requirements of the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), and, in accordance with the U.S. Exchange Act, we also file reports with, and furnish other information to, the SEC. Under a multijurisdictional disclosure system adopted by the United States and Canada, these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which differ in certain respects from those in the United States. As a foreign private issuer, the Company is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. In addition, the Company may not be required to publish financial statements as promptly as U.S. companies.

The Company’s reports and other information filed with or furnished to the SEC are available electronically from the SEC’s EDGAR system at www.sec.gov, as well as from commercial document retrieval services. Investors may read and download any public document that the Company has filed with the securities commissions or similar regulatory authorities in Canada under the Company’s profile on SEDAR at www.sedar.com. Unless specifically incorporated by reference herein, documents filed or furnished by the Company on SEDAR or EDGAR are neither incorporated by reference in nor part of this Prospectus.

CAUTIONARY NOTE TO UNITED STATES INVESTORS CONCERNING DISCLOSURE REQUIREMENTS AND ESTIMATES OF MEASURED, INDICATED AND INFERRED MINERAL RESOURCES

This Prospectus, including the documents incorporated by reference herein, uses the terms “mineral reserve”, “proven mineral reserve”, “probable mineral reserve”, “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource”, which are Canadian mining terms as defined in, and required to be disclosed in accordance with, National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”), which references the guidelines set out in the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”) – CIM Definition Standards on Mineral Resources and Mineral Reserves (“CIM Standards”), adopted by the CIM Council, as amended. The SEC adopted updated mineral property disclosure requirements (the “SEC Modernization Rules”) for issuers whose securities are registered with the SEC under the U.S. Exchange Act. As a foreign private issuer that files its annual report on Form 40-F with the SEC pursuant to the MJDS, the Company is not required to provide disclosure on its mineral properties under the SEC Modernization Rules and will continue to provide disclosure under NI 43-101 and the CIM Standards. If the Company ceases to be a foreign private issuer or loses its eligibility to file its annual report on Form 40-F pursuant to the MJDS, then the Company will also be subject to the SEC Modernization Rules, which differ from the requirements of NI 43-101 and the CIM Standards.

United States investors are cautioned that there are differences in the definitions under the SEC Modernization Rules and the CIM Standards. There is no assurance any mineral resources that the Company may report as “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources” under NI 43-101 would be the same had the Company prepared the resource estimates under the standards adopted under the SEC Modernization Rules. United States investors are also cautioned that while the SEC will now recognize “measured mineral resources”, “indicated mineral resources” and “inferred mineral resources”, investors should not assume that all or any part of the mineralization in these categories will ever be converted into a higher category of mineral resources or into mineral reserves. Mineralization described using these terms has a greater amount of uncertainty as to their existence and feasibility than mineralization that has been characterized as reserves. Accordingly, investors are cautioned not to assume that any “measured mineral resources”, “indicated mineral resources” or “inferred mineral resources” that the Company reports are or will be economically or legally mineable. Further, “inferred mineral resources” have a greater amount of uncertainty as to their existence and as to whether they can be mined legally or economically. Therefore, United States investors are also cautioned not to assume that all or any part of the “inferred mineral resources” exist. In accordance with Canadian securities laws, estimates of “inferred mineral resources” cannot form the basis of feasibility or other economic studies, except in limited circumstances where permitted under NI 43-101. In addition, the SEC has amended its definitions of “proven mineral reserves” and “probable mineral reserves” to be “substantially similar” to the corresponding CIM definitions. United States investors are cautioned that a preliminary economic assessment cannot support an estimate of either “proven mineral reserves” or “probable mineral reserves” and that no feasibility studies have been completed on the Company’s mineral properties.

Accordingly, information contained in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein and therein describing the Company’s mineral deposits may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This Prospectus and the documents incorporated herein by reference contain certain forward-looking information and forward-looking statements, as defined in applicable securities laws (collectively referred to herein as “forward-looking statements”). These statements relate to future events or the Company’s future performance. All statements other than statements of historical fact are forward-looking statements. Often, but not always, forward-looking statements can be identified by the use of words such as “guidance”, “plans”, “expects”, “is expected”, “budget”, “scheduled”, “estimates”, “continues”, “forecasts”, “projects”, “predicts”, “intends”, “anticipates” or “believes”, or variations of, or the negatives of, such words and phrases, or state that certain actions, events or results “may”, “could”, “would”, “should”, “might” or “will” be taken, occur or be achieved. All forward-looking statements contained in this Prospectus and in each of the documents incorporated by reference herein speak only as of the date of this Prospectus or such other document, as applicable, or as of the date or dates specified in such statements.

Forward-looking statements contained or incorporated by reference into this Prospectus include, but are not limited to, statements with respect to:

•	future objectives of the Company and strategies to achieve those objectives;

•	future financial or operating performance of the Company;

•	targeted milestones for the Company’s mineral properties and projects;

•

expectations, strategies and plans for the Company’s mineral properties and projects, including with respect to mineral reserve and mineral resource estimates and the quantity and quality thereof, expected mine life, development schedule, production, capital and operating cost estimates, availability of capital for development and overall financial analyses;

•	supply and demand for gold and silver;

•	estimation and realization of mineral resources;

•	timing of exploration and development projects;

•	costs, timing and location of future drilling;

•	results of future exploration and drilling and estimated completion dates for certain milestones;

•	the ability of the Company to obtain and maintain all government approvals, permits and third party consents in connection with the Company’s activities;

•	government regulation of mining operations;

•	evolution and economic performance of development projects;

•	timing of geological and/or technical reports;

•	future strategic plans;

•	operating and exploration budgets and targets;

•	continuity of a favourable gold market;

•	contractual commitments;

•	environmental and reclamation expenses;

•	continuous availability of required manpower;

•	continuous access to capital markets; and

•	any other statement that may predict, forecast, indicate or imply future plans, intentions, levels of activity, results, performance or achievements.

Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others:

•	risks normally incidental to the nature of mineral exploration, development and mining;

•	exploration programs not resulting in profitable commercial mining operations;

•	general business, social, economic, political, regulatory and competitive uncertainties;

•	the actual results of current mining operations and development activities;

•	operating and/or project delays or interruptions;

•	capital requirements, including increases in operating and capital costs;

•	debt and liquidity risks;

•	the uncertainty of mineral resource estimates;

•	mineral resources not having demonstrated economic viability;

•	risks associated with the construction and start-up of new mines;

•	fluctuating commodity prices;

•	failure to develop the Company’s mineral projects;

•	failure to operate independently;

•	risks associated with inaccurate capital and operational costs estimates;

•	risks related to future production estimates and guidance, if any;

•	dependence on key personnel, including key employees, directors and senior management;

•	reliance on third parties;

•	financial statements may not reflect the Company’s financial position, results of operations or cash flows in the future;

•	risks related to the failure or breach of network systems or other digital technologies;

•	there being no assurance of title to mineral projects;

•	the Company’s activities being subject to extensive governmental regulation;

•	risks related to health epidemics and outbreak of communicable diseases, such as the current outbreak of the novel coronavirus, COVID-19 and monkey pox;

•	maintenance or provision of infrastructure;

•	tax matters;

•	information technology;

•	risks associated with obtaining or complying with all required permits and licenses;

•	environmental regulations and potential liabilities;

•	reclamation requirements;

•	insurance and uninsured risks;

•	competition from other mining businesses;

•	the Company’s failure to select appropriate acquisition targets;

•	undisclosed risks and liabilities relating to the acquisition of the Granite Creek Project (as defined herein);

•	not realizing the anticipated benefits of the acquisition of the Granite Creek Project;

•	undisclosed risks and liabilities relating to the acquisition of the Ruby Hill Project (as defined herein);

•	not realizing the anticipated benefits of the acquisition of the Ruby Hill Project;

•	undisclosed risks and liabilities relating to the acquisition of the Lone Tree Project (as defined herein);

•	not realizing the anticipated benefits of the acquisition of the Lone Tree Project;

•	conflicts of interest;

•	non-compliance with the Canadian Extractive Sector Transparency Measures Act (ESTMA);

•	disputes with third parties;

•	reputational risks;

•	reliance on transition services;

•	weather and climate change risks;

•	ability to access resources and materials, including water rights;

•	land payments relating to mineral properties and projects;

•	risks associated with having significant shareholders and contractual obligations with respect thereto;

•	international conflict, such as the current Russia-Ukraine conflict;

•	the Company’s ability to produce accurate and timely financial statements;

•	volatility of the trading price of the Common Shares;

•	dilution and future sales of the Common Shares;

•	decline in price of the Common Shares;

•	the Company’s lack of history of earnings;

•	failure of plant, equipment or processes to operate as anticipated;

•	the Company’s failure to comply with laws and regulations or other regulatory requirements;

•	the accuracy of forward-looking statements and forecast financial information; and

•

the other factors listed in the “Risk Factors” section of this Prospectus, as well as those risk factors discussed or referred to in the Annual Information Form, Annual MD&A and Interim MD&A (each as defined herein).

Although the Company has attempted to identify important factors that could cause actual actions, events, conditions, results, performance or achievements to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events, conditions, results, performance or achievements to differ from what is anticipated, estimated or intended. Those factors are described or referred to under the heading “Risk Factors” in this Prospectus and in the Annual Information Form and elsewhere in this Prospectus and the documents incorporated by reference herein. Additional risks and uncertainties not presently known to the Company or that the Company currently deems immaterial may also impair the Company’s business operations.

Readers are cautioned that the foregoing list of factors is not exhaustive of the factors that may affect forward-looking statements. Actual results and developments are likely to differ, and may differ materially, from those expressed or implied by the forward-looking statements contained or incorporated by reference into this Prospectus. Such statements are based on a number of assumptions, which may prove to be incorrect, including, but not limited to, assumptions about the following:

•	favourable equity and debt capital markets;

•	the supply and demand for, and the level and volatility of, future gold and silver prices;

•	operating and capital costs;

•	the Company’s ability to raise any necessary additional capital on reasonable terms to advance the development of its projects and pursue planned exploration;

•	the economy and the mining industry in general;

•

the accuracy of the Company’s mineral reserve and mineral resource estimates and the geological and metallurgical assumptions (including with respect to size, grade and recoverability of mineral reserves and mineral resources) and operational and price assumptions on which the mineral reserve and resource estimates are based;

•	permitting, development and operations are consistent with the Company’s expectations;

•	no unforeseen changes in the legislative and operating framework for the Company occur;

•	the accuracy of budgeted exploration and development costs and expenditures;

•	foreign exchange rates;

•	plant and equipment work as anticipated;

•	no unusual geological or technical problems occur;

•	the receipt of any necessary regulatory approvals;

•	the Company’s ability to attract and retain skilled staff;

•	prices and availability of equipment;

•	the ability of contracted parties to provide goods and/or services on a timely basis or at all; and

•	no significant events occur outside of the Company’s normal course business.

All forward-looking statements contained in this Prospectus and the documents incorporated herein by reference are qualified by this cautionary statement. Accordingly, readers should not place undue reliance on forward-looking statements. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information or future events or otherwise, except as may be required by law. If the Company does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements.

EXEMPTION

Pursuant to a decision of the Autorité des marchés financiers dated June 29, 2022, the Company was granted a permanent exemption from the requirement to translate into French this Prospectus, as well as the documents incorporated by reference herein, and any Prospectus Supplement to be filed in relation to an “at-the-market distribution”. This exemption is granted on the condition that this Prospectus, any Prospectus Supplement (other than in relation to an “at-the-market distribution”) and the documents incorporated by reference herein and therein be translated into French if the Company offers Securities to Québec purchasers in connection with an offering of Securities other than in relation to an “at-the-market distribution”.

MARKET AND INDUSTRY DATA

Market and industry data contained and incorporated by reference in this Prospectus or any applicable Prospectus Supplement concerning economic and industry trends is based upon good faith estimates of management or derived from information provided by industry sources. The Company believes that such market and industry data is accurate and that the sources from which it has been obtained are generally reliable. However, the Company cannot guarantee the accuracy of such information and it has not independently verified the assumptions upon which projections of future trends are based. Projections, assumptions and estimates of the Company’s future performance and the future performance of the industry in which it operates are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described under the heading “Risk Factors” in this Prospectus and in the Annual Information Form (as defined herein), which is incorporated by reference into this Prospectus.

SCIENTIFIC AND TECHNICAL INFORMATION

Except where otherwise indicated, the disclosure contained in, or incorporated by reference in, this Prospectus that is of a scientific or technical nature with respect to the Company’s mineral properties is supported by and in certain cases summarized from, as applicable:

•

McCoy-Cove Project: the technical report titled “Preliminary Economic Assessment for the Cove Project, Lander County, Nevada” dated January 25, 2021, with an effective date of January 1, 2021, prepared by Dagny Odell, P.E. and Laura Symmes, RM-SME of Practical Mining LLC and Tommaso Roberto Raponi, P.Eng. of TR Raponi Consulting Ltd. (the “McCoy-Cove Report”).

•

Granite Creek Project: the technical report titled “Preliminary Economic Assessment NI 43-101 Technical Report, Granite Creek Mine Project, Humboldt County, Nevada, USA” dated November 8, 2021, with an effective date of May 4, 2021, prepared by Terre A. Lane, MMSA-QP, RM-SME, Dr. J. Todd Harvey, Ph.D., P.E., RM-SME, Richard D. Moritz, MMSA-QP, Dr. Hamid Samari, Ph.D., MMSA-QP and J. Larry Breckenridge, P.E. of Global Resource Engineering, Ltd. (the “Granite Creek Report”).

•

Lone Tree Project: the technical report titled “Technical Report on the Mineral Resource Estimates for the Lone Tree Deposit, Nevada” dated October 21, 2021, with an effective date of July 30, 2021, prepared by Dr. Abani R. Samal, Ph.D., RM-SME of GeoGlobal, LLC (the “Lone Tree Report”).

•

Ruby Hill Project: the technical report titled “NI 43-101 Technical Report on the 2021 Ruby Hill Mineral Resource Estimate, Eureka County, Nevada, USA” dated October 22, 2021, with an effective date of July 31, 2021, prepared by Wood Canada Limited and Raymond H. Walton, B.Tech., P.Eng. of Ray Walton Consulting Inc. (the “Ruby Hill Report”).

The technical reports referred to above are subject to certain assumptions, qualifications and procedures described therein. Reference should be made to the full text of the technical reports, which have been filed with Canadian securities regulatory authorities pursuant to NI 43-101 and are available for review under the Company’s issuer profile on SEDAR at www.sedar.com, and as exhibits to the registration statement on Form 40-F filed with the SEC on May 6, 2022, as amended, a copy of which can be found on the SEC’s website at www.sec.gov.

Where appropriate, certain information contained in this Prospectus and the documents incorporated by reference into this Prospectus provides non-material updates or expansions upon the information contained in such technical reports. Any such updates or expansions upon the scientific or technical information contained in the technical reports and any other scientific or technical information contained in this Prospectus was prepared by or under the supervision of Tim George, P.E. Mr. George is the Mine Operations Manager of the Company and a “qualified person” for the purposes of NI 43-101.

If, after the date of this Prospectus, the Company is required by Section 4.2(1)(j) of NI 43-101 to file a technical report to support scientific or technical information that relates to a mineral project on a property that is material to the Company, the Company will file such technical report in accordance with Section 4.2(5)(a)(i) of NI 43-101 as if the words “preliminary short form prospectus” refer to a “shelf prospectus supplement”.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

In this Prospectus, unless stated otherwise or the context otherwise requires, all dollar amounts are expressed in Canadian dollars. All references to “$” or “C$” or “dollars” are to the lawful currency of Canada, and all references to “US$” or “U.S. dollars” are to the lawful currency of the United States.

The following table sets forth the high, low and average daily exchange rates for the years ended December 31, 2021 and 2020, and for the three months ended March 31, 2022, as reported by the Bank of Canada. These rates are set forth as Canadian dollars per US$1.00.

	Year ended December 31, 2020	Year ended December 31, 2021	3 months ended March 31, 2022
High	1.4496	1.2942	1.2867
Low	1.2718	1.2040	1.2470
Average	1.3415	1.2535	1.2662

On June 29, 2022, the daily average exchange rate for Canadian dollars in terms of the U.S. dollar, as quoted by the Bank of Canada, was US$1.00 = C$1.2878.

MARKETING MATERIALS

Any “template version” of “marketing materials” (as such terms are defined in National Instrument 41-101 – General Prospectus Requirements) that are utilized in connection with any distribution of Securities will be filed under the Company’s profile on SEDAR. In the event that such marketing materials are filed after the date of the applicable Prospectus Supplement for the offering and before termination of the distribution of such Securities, such filed versions of the marketing materials will be deemed to be incorporated by reference into the applicable Prospectus Supplement for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

NON-IFRS FINANCIAL MEASURES

The Company reports its financial results in accordance with IFRS. Certain financial information with respect to the Company incorporated by reference in this Prospectus includes terms or performance measures commonly used in the mining industry that are not defined under IFRS, including “cash cost per ounce sold”, “all-in sustaining cost per ounce sold”, “earnings before interest, tax, depreciation and amortization”, “capital expenditures (expansionary)”, “capital expenditures (sustaining)”, “adjusted net earnings” and “average realized price per ounce”. Management uses these non-IFRS measures, together with measures determined in accordance with IFRS, to provide investors with a supplemental measure to evaluate the underlying performance of the Company.

Management believes that securities analysts, investors and other interested parties frequently use non-IFRS measures in the evaluation of issuers. Non-IFRS measures do not have any standardized meaning prescribed under IFRS and may not be comparable to similar non-IFRS measures employed by other companies. The data presented is intended to provide additional information to complement, and not replace, IFRS measures by providing further understanding of the Company’s results of operations from management’s perspective. Accordingly, non-IFRS measures should not be considered in isolation or as a substitute for measures prepared in accordance with IFRS and should be read in conjunction with the Company’s financial statements incorporated by reference herein.

For a detailed description of the non-IFRS measures related to the Company and a reconciliation to the most directly comparable IFRS measures, please see the discussion under the heading “Non-IFRS Financial Performance Measures” in the Annual MD&A and Interim MD&A (each as defined herein).

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this Prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of the Company at 1100 Russell Street, Thunder Bay, Ontario, P7B 5N2, Telephone 1.866.525.6450, and are also available electronically on SEDAR at www.sedar.com.

The following documents of the Company, filed with the securities commissions or similar authorities in Canada, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

1.	the Company’s annual information form dated March 30, 2022 (the “Annual Information Form”) in respect of the fiscal year ended December 31, 2021;

2.

the audited consolidated financial statements of the Company as at and for the fiscal years ended December 31, 2021 and 2020, together with the notes thereto and the auditor’s report thereon (the “Annual Financial Statements”);

3.	the management’s discussion and analysis of operations and financial condition of the Company dated March 28, 2022 for the fiscal year ended December 31, 2021 (the “Annual MD&A”);

4.

the unaudited condensed consolidated interim financial statements of the Company as at and for the three months ended March 31, 2022, together with the notes thereto (the “Interim Financial Statements”);

5.	the management’s discussion and analysis of operations and financial condition of the Company dated May 9, 2022 for the three months ended March 31, 2022 (the “Interim MD&A”);

6.	the management information circular of the Company dated April 11, 2022, prepared in connection with the annual general meeting of shareholders held on May 10, 2022.

Any document of the type referred to in Section 11.1 of Form 44-101F1 – Short Form Prospectus Distributions of the Canadian Securities Administrators, including any annual information form, interim and annual financial statements and related management’s discussion and analysis, material change reports (excluding confidential material change reports, if any), business acquisition reports, information circulars and news releases or other public communications containing financial information about the Company for a financial period more recent than the periods for which financial statements are incorporated herein by reference, filed by the Company with a securities commission or similar regulatory authority in Canada after the date of this Prospectus and prior to 25 months from the date hereof, shall be deemed to be incorporated by reference in this Prospectus, as well as any other document so filed by the Company which specifically states that it is incorporated by reference herein.

In addition, to the extent that any document or information incorporated by reference into this Prospectus is included in any report on Form 6-K furnished to the SEC or in any report on Form 40-F, Form 20-F, Form 10-K, Form 10-Q or Form 8-K (or any respective successor form) filed with the SEC after the date of this Prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the Registration Statement of which this Prospectus forms a part (in the case of documents or information deemed furnished on Form 6-K or Form 8-K, only to the extent specifically stated therein). The Company may also incorporate by reference into this Prospectus, or the Registration Statement of which it forms a part, other information from documents that the Company will file with, or furnish to, the SEC pursuant to Section 13(a) or 15(d) of the U.S. Exchange Act, if and to the extent expressly provided therein. The documents of the Company filed with, or furnished to, the SEC are or will be made available through the SEC’s Electronic Data Gathering and Retrieval (“EDGAR”) system at www.sec.gov.

A Prospectus Supplement containing the specific terms of any offering of Securities will be delivered to prospective purchasers of such Securities, together with this Prospectus, except in cases where an exemption from such delivery requirements has been granted or is otherwise available, and will be deemed to be incorporated by reference into this Prospectus as of the date of the Prospectus Supplement solely for the purposes of the offering of the Securities covered by such Prospectus Supplement.

The Company may determine to incorporate into any Prospectus Supplement, including any Prospectus Supplement that it files in respect of an “at-the-market” offering, any news release that the Company disseminates in respect of previously undisclosed information that, in the Company’s determination, constitutes a “material fact” (as such term is defined under applicable Canadian securities laws). In this event, the Company will identify such news release as a “designated news release” for the purposes of this Prospectus in writing on the face page of the version of such news release that the Company files on SEDAR (any such news release, a “Designated News Release”), and any such Designated News Release shall be deemed to be incorporated by reference into this Prospectus and the Prospectus Supplement for the offering in respect to which the Prospectus Supplement relates.

Notwithstanding anything herein to the contrary, any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein, in any Prospectus Supplement hereto or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference in this Prospectus, modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

Upon new interim financial statements and related management’s discussion and analysis of the Company being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the previous interim financial statements and related management’s discussion and analysis of the Company most recently filed shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon new annual financial statements and related management’s discussion and analysis of the Company being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the previous annual financial statements and related management’s discussion and analysis and the previous interim financial statements and related management’s discussion and analysis of the Company most recently filed shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder. Upon a new annual information form of the Company being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the following documents shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder: (i) the previous annual information form; (ii) all material change reports filed by the Company prior to the end of the financial year in respect of which the new annual information form is filed; (iii) any business acquisition reports filed by the Company for acquisitions completed prior to the beginning of the financial year in respect of which the new annual information form is filed; and (iv) any information circular of the Company filed prior to the beginning of the financial year in respect of which the new annual information form is filed. Upon a new information circular of the Company prepared in connection with an annual general meeting of shareholders of the Company being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the information circular filed in respect of the previous annual general meeting of shareholders of the Company shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder, unless such information circular also related to a special meeting of shareholders.

The documents incorporated, or deemed to be incorporated, into this Prospectus contain meaningful and material information relating to the Company. Prospective investors should review all information contained in this Prospectus, the applicable Prospectus Supplement and the documents incorporated, or deemed to be incorporated, by reference herein and therein before purchasing Securities. A reference to this Prospectus includes a reference to any and all documents incorporated by reference into this Prospectus.

References to the Company’s website in any documents that are incorporated by reference into this Prospectus do not incorporate by reference the information on such website into this Prospectus, and the Company disclaims any such incorporation by reference.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been, or will be, filed with the SEC as part of the Registration Statement on Form F-10 relating to the Securities, of which this Prospectus forms a part:

1.	the documents listed under the heading “Documents Incorporated by Reference” in this Prospectus;

2.	the consent of the Company’s auditor, Grant Thornton LLP;

3.	the consent of each “qualified person” (for the purposes of NI 43-101) referred to in this Prospectus under the heading “Interest of Experts”;

4.	the powers of attorney from certain directors and officers of the Company (included on the signature page to the Registration Statement); and

5.	the form of indenture for any Debt Securities issued under this Prospectus.

A copy of the form of any applicable warrant indenture, subscription receipt agreement or statement of eligibility of trustee on Form T-1, as applicable, will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Exchange Act.

RISK FACTORS

An investment in the Securities involves a high degree of risk and must be considered speculative due to the nature of the Company’s business and the present stage of exploration and development of its mineral properties. Before making an investment decision, prospective purchasers should carefully consider, in light of their own financial circumstances, the risks and uncertainties described below, as well as the other information contained in, and incorporated or deemed to be incorporated by reference into, this Prospectus and any applicable Prospectus Supplement, including, without limitation, the risk factors described under “Risk Factors” in the Annual Information Form and under “Risks and Uncertainties” in the Annual MD&A and the Interim MD&A.

Some of the risk factors described in this Prospectus and in the documents incorporated by reference herein, including any applicable Prospectus Supplement, are interrelated and, consequently, investors should treat such risk factors as a whole. Additional risks and uncertainties not presently known to the Company or that the Company currently deems to be immaterial may also impair the Company’s business operations. If any of the possibilities described in such risks actually occurs, it could have a material adverse effect on the business, financial condition and results of operations of the Company and could cause them to differ materially from the estimates described in forward-looking statements relating to the Company, each of which could cause purchasers of the Securities to lose part or all of their investment. The Company cannot provide assurance that it will successfully address any or all of these risks. There is no assurance that any risk management steps taken will avoid future loss due to the occurrence of the risks described in this Prospectus and the documents incorporated by reference herein, or other unforeseen risks.

Risks Related to any Offering under this Prospectus

An investment in the Securities is speculative and investors may lose their entire investment

An investment in the Securities is speculative and may result in the loss of your entire investment. Only potential investors who are experienced in high-risk investments and who can afford to lose their entire investment should consider an investment in the Company.

There can be no assurance that an active or liquid market for the Securities will be developed or sustained

No assurance can be given that an active or liquid trading market for the Common Shares will be sustained. If an active or liquid market for the Common Shares fails to be sustained, the prices at which such Securities trade may be adversely affected. Whether or not the Common Shares will trade at lower prices depends on many factors, including the liquidity of the Common Shares, prevailing interest rates, the markets for similar securities, general economic conditions and the Company’s financial condition, historic financial performance and future prospects.

There is currently no market through which the Securities (other than the Common Shares) may be sold and purchasers may not be able to resell such Securities. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation.

The market price of the Securities may fluctuate significantly

The trading price of the Common Shares and any other Securities offered hereunder that become listed and posted for trading on the TSX, the NYSE American or any other stock exchange may be subject to large fluctuations. The trading prices may increase or decrease in response to a number of events and factors, including:

•	the price of metals and minerals;

•	the Company’s operating performance and the performance of competitors and other similar companies;

•	exploration and development of the Company’s properties;

•	the public’s reaction to the Company’s press releases, other public announcements and the Company’s filings with the various securities regulatory authorities;

•	changes in earnings estimates or recommendations by research analysts who track the Common Shares or the shares of other companies in the resource sector;

•	changes in general economic conditions;

•	changes in prevailing interest rates;

•	changes or perceived changes in the Company’s creditworthiness;

•	the number of Common Shares to be publicly traded after the completion of any offering of Securities;

•	the arrival or departure of key personnel; and

•	acquisitions, strategic alliances or joint ventures involving the Company or its competitors.

In addition, the market price of the Common Shares and any other Securities offered hereunder that become listed and posted for trading on the TSX, the NYSE American or any other stock exchange may be affected by many variables not directly related to the Company’s results and not within the Company’s control, including developments that affect the market for all resource sector shares, macroeconomic developments in North America or globally, the breadth of the public market for the Common Shares and any other Securities that become listed and posted for trading on the TSX, the NYSE American or any other stock exchange, and the attractiveness of alternative investments. In addition, securities markets have recently experienced an extreme level of price and volume volatility, and the market price of the securities of many companies has experienced wide fluctuations which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. As a result of these and other factors, the Company’s share price may be volatile in the future and may not accurately reflect the long-term value of the Company. In addition, the Company’s share price may decline below the price paid for Securities offered hereunder, and investors may not be able to sell their Securities at or above the price paid for such Securities.

Debt Securities may rank junior or be subordinated to secured or senior indebtedness

If the Debt Securities are unsecured, they will rank equally in right of payment with all of our other existing and future unsecured debt. Holders of secured indebtedness of the Company would have a claim on the assets securing such indebtedness that effectively ranks prior to the claim of holders of Debt Securities and would have a claim that ranks equal with the claim of holders of senior Debt Securities and senior to the claim of holders of subordinated Debt Securities to the extent that such security did not satisfy the secured indebtedness. Furthermore, although covenants given by the Company in various agreements may restrict incurring secured indebtedness, such indebtedness may, subject to certain conditions, be incurred by the Company in the future.

The Debt Securities may be either senior or subordinated indebtedness as described in the relevant Prospectus Supplement. In the event of the insolvency or winding-up of the Company, any subordinated Debt Securities would be subordinated and postponed in right of payment to the prior payment in full of all other liabilities and indebtedness of the Company, other than indebtedness that, by its terms, ranks equally with, or subordinate to, such subordinated Debt Securities.

Payments on Debt Securities will be subject to the financial health of the Company

The likelihood that purchasers of Debt Securities will receive payments owing to them under the terms of the Debt Securities will depend on the financial health of the Company and its creditworthiness. The ability of the Company to satisfy its payment obligations under the Debt Securities, other than the conversion or payment of interest into Common Shares, as the case may be, will be dependent on its ability to generate cash flows or its ability to raise additional financing.

Future sales by existing shareholders could cause the prices of the Common Shares to fall

Future sales of Common Shares by shareholders of the Company could decrease the value of the Common Shares. The Company cannot predict the size of future sales by shareholders of the Company, or the effect, if any, that such sales will have on the market price of the Common Shares. Sales of a substantial number of Common Shares, or the perception that such sales could occur, may adversely affect prevailing market prices for the Common Shares.

The Company may issue additional securities which would dilute existing investors

Additional financing needed to continue funding the development and operation of the properties of the Company may require the issuance of additional securities of the Company. The issuance of additional equity securities, and the exercise of Warrants, stock options and other securities convertible into equity securities, will result in dilution of the equity interests of any persons who are or may become holders of Common Shares. Sales or issuances of a substantial number of equity securities, or the perception that such sales could occur, may adversely affect prevailing market prices for the Common Shares. With any additional sale or issuance of equity securities, investors may suffer dilution of their voting power and it could reduce the value of their investment.

The Company will have broad discretion in the use of the net proceeds of any offering of Securities

Management of the Company will have broad discretion with respect to the application of net proceeds received from the sale of Securities under this Prospectus and any Prospectus Supplement and may spend such proceeds in ways that do not improve the Company’s results of operations or enhance the value of the Common Shares or its other Securities issued and outstanding from time to time. Any failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on the Company’s business or cause the price or value of the Company’s issued and outstanding securities to decline.

As a foreign private issuer, the Company is subject to different United States securities laws and rules than a United States domestic issuer, which may limit the information publicly available to United States investors

The Company is a “foreign private issuer”, under applicable United States federal securities laws, and is, therefore, not subject to the same requirements that are imposed upon United States domestic issuers by the SEC. Under the U.S. Exchange Act, the Company is subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of United States domestic reporting companies. As a result, the Company does not file the same reports that a United States domestic issuer would file with the SEC, although the Company is required to file with or furnish to the SEC the continuous disclosure documents that it is required to file in Canada under Canadian securities laws. In addition, the Company’s officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions of Section 16 of the U.S. Exchange Act. Therefore, the Company’s shareholders may not know on as timely a basis when the Company’s officers, directors and principal shareholders purchase or sell Common Shares, as the reporting periods under the corresponding Canadian insider reporting requirements are longer. As a foreign private issuer, the Company is exempt from the rules and regulations under the U.S. Exchange Act related to the furnishing and content of proxy statements. The Company is also exempt from Regulation FD, which prohibits issuers from making selective disclosures of material non-public information. While the Company complies with the corresponding requirements relating to proxy statements and disclosure of material non-public information under Canadian securities laws, these requirements differ from those under the U.S. Exchange Act and Regulation FD and shareholders should not expect to receive the same information at the same time as such information is provided by United States domestic companies. In addition, the Company may not be required under the U.S. Exchange Act to file annual and quarterly reports with the SEC as promptly as United States domestic companies whose securities are registered under the U.S. Exchange Act. In addition, as a foreign private issuer, the Company has the option to follow certain Canadian corporate governance practices, except to the extent that such laws would be contrary to United States securities laws, and provided that the Company disclose the requirements it is not following and describe the Canadian practices it follows instead. The Company may in the future elect to follow home country practices in Canada with regard to certain corporate governance matters. As a result, the Company’s shareholders may not have the same protections afforded to shareholders of United States domestic companies that are subject to all corporate governance requirements.

The Company may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses to the Company

In order to maintain its status as a foreign private issuer, due to the location of the Company’s assets, a majority of the Company’s Common Shares must be directly or indirectly owned by non-residents of the United States. The regulatory and compliance costs under United States federal securities laws as a United States domestic issuer may be significantly more than the costs incurred as a Canadian foreign private issuer eligible to use the MJDS. If the Company is not a foreign private issuer, it would not be eligible to use the MJDS or other foreign issuer forms and would be required to file periodic and current reports and registration statements on United States domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer, would be required to file financial statements prepared in accordance with United States generally accepted accounting principles and would be subject to compliance with the mining disclosure required by the SEC Modernization Rules.

The Company relies upon certain accommodations available to it as an “emerging growth company”

The Company is an “emerging growth company” as defined in section 3(a) of the U.S. Exchange Act (as amended by the JOBS Act, enacted on April 5, 2012), and the Company will continue to qualify as an emerging growth company until the earliest to occur of: (a) the last day of the fiscal year during which the Company has total annual gross revenues of US$1,070,000,000 (as such amount is indexed for inflation every five years by the SEC) or more; (b) the last day of the fiscal year of the Company following the fifth anniversary of the date of the first sale of common equity securities of the Company pursuant to an effective registration statement under the U.S. Securities Act; (c) the date on which the Company has, during the previous three year period, issued more than US$1,000,000,000 in non-convertible debt; and (d) the date on which the Company is deemed to be a “large accelerated filer”, as defined in Rule 12b–2 under the U.S. Exchange Act. The Company will qualify as a large accelerated filer (and would cease to be an emerging growth company) at such time when on the last business day of its second fiscal quarter of such year the aggregate worldwide market value of its common equity held by non-affiliates will be US$700,000,000 or more. For so long as the Company remains an emerging growth company, it is permitted to and intends to rely upon exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. The Company cannot predict whether investors will find the Common Shares less attractive because the Company relies upon certain of these exemptions. If some investors find the Common Shares less attractive as a result, there may be a less active trading market for the Common Shares and the Common Share price may be more volatile. On the other hand, if the Company no longer qualifies as an emerging growth company, the Company would be required to divert additional management time and attention from the Company’s development and other business activities and incur increased legal and financial costs to comply with the additional associated reporting requirements, which could negatively impact the Company’s business, financial condition and results of operations.

THE COMPANY

The following description of the Company is, in some instances, derived from selected information about the Company contained in the documents incorporated by reference into this Prospectus. This description does not contain all of the information about the Company and its business that prospective investors should consider before investing in any securities. Prospective investors should carefully read the entire Prospectus and the applicable Prospectus Supplement, including under the heading “Risk Factors”, as well as the documents incorporated by reference into this Prospectus and the applicable Prospectus Supplement, before making an investment decision.

General

The Company was incorporated on November 10, 2020 pursuant to the Business Corporations Act (British Columbia) under the name “i-80 Gold Corp.”, as a wholly-owned subsidiary of Premier Gold Mines Limited (“Premier”) for the purposes of completing a statutory plan of arrangement under Section 182 of the Business Corporations Act (Ontario) (the “Arrangement”). The Arrangement was completed on April 7, 2021, pursuant to which, among other things, Premier transferred all of its ownership interest in Premier Gold Mines USA, Inc. (“Premier USA”) to the Company and spun out 70% of the issued and outstanding Common Shares of the Company to shareholders of Premier. As a result of the Arrangement, the Company became a stand-alone reporting issuer under applicable Canadian securities laws and, through its ownership of Premier USA (including the direct and indirect subsidiaries of Premier USA), held all of Premier’s former mining projects located in the State of Nevada.

The Company’s principal mining projects include: (i) a 100% interest in the McCoy-Cove gold properties located on the Battle Mountain-Eureka Trend in Lander County, Nevada (collectively, the “McCoy-Cove Project”); (ii) a

100% interest in the Granite Creek gold project (formerly referred to as the Getchell project) located at the intersection of the Getchell gold belt and the Battle Mountain-Eureka Trend in Humboldt County, Nevada (the “Granite Creek Project”); (iii) a 100% interest in the Lone Tree and Buffalo Mountain gold deposits and Lone Tree processing complex, located midway between the McCoy-Cove and Granite Creek Projects in Humboldt County, Nevada (collectively, the “Lone Tree Project”); and (iv) a 100% interest in the Ruby Hill mine located along the Battle Mountain-Eureka Trend in Eureka County, Nevada (the “Ruby Hill Project”). The Company also holds the right to earn a 100% interest in the exploration-stage Tabor gold property (formerly referred to as the Baby Doe property) located in Esmeralda County, Nevada (the “Tabor Project”), which interest is not material to the Company.

The following diagram illustrates the corporate structure of the material subsidiaries of the Company and the location of the Company’s principal assets within its corporate structure as at the date hereof.

The registered and records office of the Company is located at Suite 2500 Park Place, 666 Burrard Street, Vancouver, British Columbia, V6B 2X8, and its head office is located at 5190 Neil Road, Suite 460, Reno, Nevada, 89502.

The Common Shares of the Company are listed and posted for trading on the TSX under the stock symbol “IAU” and on the NYSE American under the stock symbol “IAUX”. The Company is currently a reporting issuer in the Provinces of British Columbia, Alberta, Saskatchewan, Manitoba, Ontario, Québec, New Brunswick, Nova Scotia, Prince Edward Island and Newfoundland and Labrador, and is also a foreign private issuer in the United States. Upon the filing of a final prospectus in connection with the offering of the Securities, the Company will become a reporting issuer in each of the provinces and territories of Canada.

Summary of the Business

The Company is a growth-oriented, U.S.-based mining company engaged in the exploration, development and production of gold and silver mineral deposits in the United States, with a particular focus on the State of Nevada. The Company has plans to build a comprehensive Nevada mining complex, and is in the process of developing multiple mining operations to achieve its objective of becoming a stand-alone gold producer.

The Company’s business strategy is focused on creating value for stakeholders through its ownership and advancement of its mineral properties. As at the date hereof, the Company holds an interest in the following mineral properties:

	Property Name	Location	Ownership Interest
Producing Mine	Ruby Hill Project	Nevada, U.S.A.	100%

Advanced Exploration and Development Properties	McCoy-Cove Project	Nevada, U.S.A.	100%
	Granite Creek Project	Nevada, U.S.A.	100%
	Lone Tree Project	Nevada, U.S.A.	100%

Additional Exploration Projects	Tabor Project	Nevada, U.S.A.	— (1)

Note:

(1)	The Company holds the right to earn a 100% interest in the Tabor Project, subject to the completion of certain expenditures.

The Company intends to continue to advance its project pipeline through continued exploration and development and through the acquisition of additional projects of merit that may be identified.

Further information regarding the business of the Company, its operations and its material properties can be found in the Annual Information Form and other documents incorporated by reference herein, copies of which are available for review under the Company’s profile on SEDAR at www.sedar.com. See “Documents Incorporated by Reference”.

Current Outlook – COVID-19 Pandemic

The Company continues to monitor recent developments with respect to the COVID-19 pandemic and the potential impact of the pandemic at all of its operations. The Company has put measures in place to ensure the wellness of its employees and surrounding communities where the Company works while continuing to operate. Currently, the Company is operating in compliance with all applicable state and local mandates.

CONSOLIDATED CAPITALIZATION

There have been no material changes in the Company’s capital structure, on a consolidated basis, since the date of the Interim Financial Statements. The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the share and loan capitalization of the Company that will result from the issuance of Securities pursuant to such Prospectus Supplement.

USE OF PROCEEDS

The net proceeds to the Company from any offering of Securities, the proposed use of those proceeds and the specific business objectives that the Company expects to accomplish with such proceeds will be set forth in the applicable Prospectus Supplement relating to that offering of Securities, and will include reasonable detail of any allocation of such proceeds to a specific purpose in accordance with the requirements of Section 4.2 of Form 44-101F1 – Short Form Prospectus of the Canadian Securities Administrators.

While detailed information regarding the use of proceeds from any offering of Securities will be described in the applicable Prospectus Supplement, there may be circumstances where, on the basis of results obtained or for other sound business reasons, a re-allocation of funds may be necessary or prudent. Accordingly, management of the Company will have broad discretion in the application of the proceeds of an offering of Securities. The actual amount that the Company spends in connection with each intended use of proceeds may vary significantly from the amounts specified in the applicable Prospectus Supplement and will depend on a number of factors, including those referred to under “Risk Factors” and any other factors set forth in the applicable Prospectus Supplement.

Unless otherwise set forth in the applicable Prospectus Supplement, the Company will not receive any proceeds from the sale of Securities by any Selling Securityholder. See “Selling Securityholders”.

DESCRIPTION OF SECURITIES BEING DISTRIBUTED

The following is a brief summary of certain general terms and provisions of the Securities that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Securities as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Securities, and the extent to which the general terms and provisions described below may apply to such Securities will be described in the applicable Prospectus Supplement.

The terms and provisions of any Securities offered under a Prospectus Supplement may differ from the terms described below, and may not be subject to or contain any or all of such terms. The Company reserves the right to set forth in a Prospectus Supplement specific terms of the Securities that are not within the options and parameters set forth in this Prospectus. To the extent that any particular terms of the Securities described in a Prospectus Supplement differ from any of the terms described in this Prospectus, the description of such terms set forth in this Prospectus shall be deemed to have been superseded by the description of such differing terms set forth in the applicable Prospectus Supplement with respect to such Securities.

Common Shares

The authorized capital of the Company consists of unlimited number of Common Shares, of which 240,368,618 Common Shares were issued and outstanding as of June 29, 2022.

Each Common Share entitles the holder thereof to one vote at all meetings of shareholders other than meetings at which only holders of another class or series of shares are entitled to vote. Each Common Share entitles the holder thereof, subject to the prior rights of the holders of preference shares of the Company, if any, to receive any dividends declared by the directors of the Company and the remaining property and assets of the Company upon liquidation, dissolution or winding-up. The holders of Common Shares are not entitled to vote separately as a class or series on, or to dissent in respect of, any proposal to amend the articles of the Company to: (a) increase or decrease the maximum number of authorized Common Shares, or to increase the maximum number of authorized shares of a class or series ranking in priority to, or on parity with, the Common Shares; (b) effect an exchange, reclassification or cancellation of all or part of the Common Shares; or (c) create a class or series of shares ranking in priority to, or on parity with, the Common Shares. The Common Shares do not carry any pre-emptive, subscription, redemption or conversion rights, nor do they contain any sinking or purchase fund provisions. There are no special rights or restrictions of any nature attached to any of the Common Shares, all of which rank equally as to all benefits which might accrue to the holders of Common Shares.

Common Shares may be sold separately or together with certain other Securities under this Prospectus. Common Shares may also be issuable on conversion, exchange, exercise or maturity of certain other Securities qualified for issuance under this Prospectus.

Warrants

Warrants may be offered separately or together with other Securities, as the case may be. Each series of Warrants may be issued under a separate warrant indenture or warrant agency agreement to be entered into between the Company and one or more banks or trust companies acting as Warrant agent or may be issued as stand-alone contracts. The applicable Prospectus Supplement will include details of the Warrant agreements, if any, governing the Warrants being offered. The Warrant agent, if any, will be expected to act solely as the agent of the Company and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. The following sets forth certain general terms and provisions of the Warrants that may be offered under this Prospectus. The specific terms of the Warrants, and the extent to which the general terms described in this section apply to those Warrants, will be set forth in the applicable Prospectus Supplement.

A copy of any warrant indenture or any warrant agency agreement relating to an offering of Warrants will be filed by the Company with the relevant securities regulatory authorities in Canada after it has been entered into by the Company. If applicable, the Company will file with the SEC as exhibits to the Registration Statement of which this Prospectus is a part, or will incorporate by reference from a report on Form 6-K that the Company files with the SEC, any warrant indenture or form of warrant describing the terms and conditions of such Warrants that the Company is offering before the issuance of such Warrants.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Warrants being offered thereby, which may include, without limitation, the following (where applicable):

•	the designation of the Warrants;

•	the aggregate number of Warrants offered and the offering price;

•	the designation, number and terms of the other Securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

•	the exercise price of the Warrants;

•	the dates or periods during which the Warrants are exercisable;

•	the designation and terms of any Securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each Security;

•	if the Warrants are issued as a Unit with another Security, the date or dates, if any, on and after which the Warrants and the other Security will be separately transferable;

•	the currency or currencies in which the Warrants will be offered and in which the exercise price of such Warrants may be payable;

•	any minimum or maximum amount of Warrants that may be exercised at any one time;

•	whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;

•	if applicable, the identity of the Warrant agent;

•	whether the Warrants will be listed on any securities exchange;

•

whether the Warrants are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

•	any material risk factors relating to the Warrants and the Securities to be issued upon exercise of the Warrants;

•	any other rights, privileges, restrictions and conditions attaching to the Warrants and the Securities to be issued upon exercise of the Warrants; and

•	any other material terms or conditions of the Warrants.

Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Securities purchasable upon such exercise, including the right to receive payments of dividends or the right to vote such underlying Securities.

Description of Debt Securities

This section describes the general terms that will apply to any Debt Securities issued pursuant to this Prospectus. Debt Securities may be offered separately or in combination with one or more other Securities of the Company. The Debt Securities may be issued in one or more series under an indenture (the “Indenture”) to be entered into between the Company and one or more trustees (the “Trustee”) that will be named in a Prospectus Supplement for a series of Debt Securities. To the extent applicable, the Indenture will be subject to and governed by the United States Trust Indenture Act of 1939, as amended. A copy of the form of the Indenture to be entered into has been or will be filed with the SEC as an exhibit to the Registration Statement and will be filed with the securities commissions or similar authorities in Canada when it is entered into. The description of certain provisions of the Indenture in this section do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Indenture.

The specific terms of the Debt Securities, and the extent to which the general terms described in this section apply to those Debt Securities, will be set forth in the applicable Prospectus Supplement. This description may include, but may not be limited to, any of the following, if applicable:

•	the specific designation of the Debt Securities;

•	any limit on the aggregate principal amount of the Debt Securities;

•

the date or dates, if any, on which the Debt Securities will mature and the portion (if less than all of the principal amount) of the Debt Securities to be payable upon declaration of acceleration of maturity;

•

the rate or rates (whether fixed or variable) at which the Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue and on which any such interest will be payable and the record dates for any interest payable on the Debt Securities;

•	the terms and conditions under which the Company may be obligated to redeem, repay or purchase the Debt Securities pursuant to any sinking fund or analogous provisions or otherwise;

•	the terms and conditions upon which the Company may redeem the Debt Securities, in whole or in part, at its option;

•	the covenants applicable to the Debt Securities;

•	the terms and conditions for any conversion or exchange of the Debt Securities for any other securities;

•

the extent and manner, if any, to which payment on or in respect of the Securities of the series will be senior or will be subordinated to the prior payment of other liabilities and obligations of the Company;

•	whether the Securities will be secured or unsecured;

•	whether the Debt Securities will be issuable in the form of registered global securities (“Global Securities”), and, if so, the identity of the depositary for such registered Global Securities;

•	the denominations in which Debt Securities will be issuable, if other than denominations of US$1,000 or integral multiples of US$1,000;

•	each office or agency where payments on the Debt Securities will be made and each office or agency where the Debt Securities may be presented for registration of transfer or exchange;

•	if other than United States dollars, the currency in which the Debt Securities are denominated or the currency in which we will make payments on the Debt Securities;

•	material Canadian federal income tax consequences and United States federal income tax consequences of owning the Debt Securities;

•	any index, formula or other method used to determine the amount of payments of principal of (and premium, if any) or interest, if any, on the Debt Securities; and

•	any other terms, conditions, rights or preferences of the Debt Securities which apply solely to the Debt Securities.

If the Company denominates the purchase price of any of the Debt Securities in a currency or currencies other than United States dollars or a non-United States dollar unit or units, or if the principal of and any premium and interest on any Debt Securities is payable in a currency or currencies other than United States dollars or a non-United States dollar unit or units, the Company will provide investors with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of Debt Securities and such non-United States dollar currency or currencies or non-United States dollar unit or units in the applicable Prospectus Supplement. Each series of Debt Securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary. The terms on which a series of Debt Securities may be convertible into or exchangeable for Common Shares or other securities of the Company will be described in the applicable Prospectus Supplement. These terms may include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at the option of the Company, and may include provisions pursuant to which the number of Common Shares or other securities to be received by the holders of such series of Debt Securities would be subject to adjustment.

To the extent any Debt Securities are convertible into Common Shares or other securities of the Company, prior to such conversion the holders of such Debt Securities will not have any of the rights of holders of the securities into which the Debt Securities are convertible, including the right to receive payments of dividends or the right to vote such underlying securities.

The Company may, from time to time, issue Debt Securities and incur additional indebtedness other than through the issue of Debt Securities pursuant to this Prospectus.

Description of Subscription Receipts

This section describes the general terms that will apply to any Subscription Receipts that may be offered pursuant to this Prospectus and the relevant Prospectus Supplement. The Company may issue Subscription Receipts separately or together with other Securities, as the case may be. The Subscription Receipts may be issued under one or more subscription receipt agreements between the Company and one or more escrow agents.

The applicable Prospectus Supplement will include details of the subscription receipt agreement, if any, governing the Subscription Receipts being offered. A copy of any subscription receipt agreement relating to an offering of Subscription Receipts will be filed by the Company with securities regulatory authorities in Canada after it has been entered into by the Company. If applicable, the Company will file with the SEC as exhibits to the Registration Statement of which this Prospectus is a part, or will incorporate by reference from a report on Form 6-K that the Company files with the SEC, any subscription receipt agreement describing the terms and conditions of such Subscription Receipts that the Company is offering before the issuance of such Subscription Receipts.

The specific terms of the Subscription Receipts, and the extent to which the general terms described in this section apply to those Subscription Receipts, will be set forth in the applicable Prospectus Supplement. This description may include, without limitation, the following (where applicable):

•	the number of Subscription Receipts;

•	the price at which the Subscription Receipts will be offered;

•	the terms, conditions and procedures for the conversion of the Subscription Receipts into other Securities;

•	the designation, number and terms of the other Securities that may be obtained upon conversion of each Subscription Receipt;

•	the designation, number and terms of other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

•	the currency or currencies in which the Subscription Receipts will be offered;

•	terms applicable to any escrow of the gross or net proceeds from the sale of the Subscription Receipts plus any interest earned thereon, and for the release of such proceeds from escrow;

•	if applicable, the identity of the escrow agent;

•	whether such Subscription Receipts will be listed on any securities exchange;

•

whether the Subscription Receipts are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

•	certain material Canadian tax consequences of owning, holding and disposing of the Subscription Receipts;

•	any terms, procedures and limitations relating to the transferability, exchange or conversion of the Subscription Receipts; and

•	any other material terms and conditions of the Subscription Receipts.

Prior to the conversion of any Subscription Receipts, holders of such Subscription Receipts will not have any of the rights of holders of the Securities into which the Subscription Receipts may be converted, including the right to receive payments of dividends or the right to vote such underlying Securities.

Description of Units

The Company may issue Units comprised of one or more of the other Securities described herein in any combination. A Unit is typically issued so that the holder thereof is also the holder of each Security included in the Unit. Thus, the holder of a Unit will have the rights and obligations of a holder of each Security comprising the Unit. The agreement, if any, under which a Unit is issued may provide that the Securities comprising the Unit may not be held or transferred separately at any time or at any time before a specified date.

If applicable, the Company will file with the SEC as exhibits to the Registration Statement of which this Prospectus is a part, or will incorporate by reference from a report on Form 6-K filed with the SEC, any Unit agreement describing the terms and conditions of such Units that the Company is offering before the issuance of such Units.

Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Units being offered thereby, which may include, without limitation, the following (where applicable):

•	the designation, number and terms of the Units and of the Securities comprising the Units, including whether and under what circumstances those Securities may be held or transferred separately;

•	the currency in which the Units will be offered;

•	any minimum or maximum subscription amount;

•	whether the Securities comprising the Units will be listed on any securities exchange;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the Securities comprising the Units;

•

certain material Canadian and United States income tax consequences of acquiring, owning, exercising and disposing of the Securities comprising the Units, including how the purchase price paid for the Units will be allocated among the component Securities;

•

whether the Units and the Securities comprising the Units are to be issued in registered form, “book-entry only” form, non-certificated inventory system form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof; and

•	any other material terms and conditions of the Units.

PLAN OF DISTRIBUTION

The Company and Selling Securityholders may from time to time, during the 25-month period that this Prospectus, including any amendments and supplements hereto, remains effective, offer for sale and sell up to an aggregate of C$200,000,000 (or the equivalent in other currencies) in Securities hereunder.

The Securities may be offered and sold by the Company and/or by Selling Securityholders: (i) directly to one or more purchasers pursuant to applicable statutory exemptions, (ii) to or through underwriters or dealers, or (iii) through designated agents. In addition, the Securities may be offered and issued by the Company in consideration for the acquisition of other businesses, assets or securities by the Company or one of its subsidiaries. The consideration for any such acquisition may consist of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities.

The Prospectus Supplement relating to a particular offering of Securities will identify any underwriter, dealer or agent, as the case may be, engaged in connection with the offering and sale of such Securities, and will set forth the terms of the offering of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the purchase price of the Securities (or the manner of determination thereof if offered on a non-fixed price basis), the net proceeds to the Company or to any Selling Securityholder and any other material terms of the plan of distribution (including sales in transaction that are deemed to be “at-the-market distributions” as defined in NI 44-102). Any initial offering price and discounts, concessions or commissions allowed or re-allowed or paid to underwriters, dealers or agents may be changed from time to time. Only underwriters named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered by that Prospectus Supplement.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at non-fixed prices. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale, at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers, including sales in transactions that are deemed to be “at-the-market distributions”, including sales made directly on the TSX, the NYSE American or other existing trading markets for the Common Shares. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.

Underwriters, agents or dealers may make sales of Securities in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market distribution” and subject to limitations imposed by, and the terms of any regulatory approvals required and obtained under, applicable Canadian securities laws, which includes sales made directly on an existing trading market for the Common

Shares, or sales made to or through a market maker other than on an exchange. In connection with the sale of the Securities, underwriters, dealers or agents may receive compensation from the Company, any Selling Securityholder or from other parties, including in the form of underwriters’, dealers’ or agents’ fees, commissions or concessions. Underwriters, dealers and agents that participate in the distribution of the Securities may be deemed to be underwriters for the purposes of applicable United States and/or Canadian securities legislation and any such compensation that they receive from the Company or Selling Securityholders, and any profit that they make on the resale of the Securities, may be deemed to be underwriting commissions.

In connection with any offering of Securities, except with respect to “at-the-market” offerings, underwriters may over-allot or effect transactions that stabilize or maintain the market price of the offered Securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. No underwriter or dealer involved in an “at-the-market” offering, as defined under applicable Canadian securities laws, no affiliate of such an underwriter or dealer, and no person or company acting jointly or in concert with such an underwriter or dealer, may enter into any transaction that is intended to stabilize or maintain the market price of the Securities or Securities of the same class as the Securities distributed under the applicable Prospectus Supplement, including selling an aggregate number or principal amount of Securities that would result in the underwriter or dealer creating an over-allocation position in the Securities.

Underwriters, dealers or agents who participate in the distribution of the Securities may be entitled, under agreements to be entered into with the Company and/or any Selling Securityholder, to indemnification by the Company and/or the Selling Securityholder against certain liabilities, including liabilities under the U.S. Securities Act, and/or Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

Unless otherwise specified in the applicable Prospectus Supplement, each series or issue of Securities (other than Common Shares) will be a new issue of Securities with no established trading market. Accordingly, there is currently no market through which the Securities (other than Common Shares) may be sold, and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See “Risk Factors”.

SELLING SECURITYHOLDERS

This Prospectus may also, from time to time, relate to the secondary offering of the Securities by one or more Selling Securityholders. The terms under which the Securities may be offered by Selling Securityholders will be described in the applicable Prospectus Supplement. The Prospectus Supplement for or including any secondary offering of Securities by a Selling Securityholder will include, without limitation, the following information:

•	the names of the Selling Securityholders;

•	the number of securities of the Company owned, controlled or directed by each Selling Securityholder;

•	the number of Securities being distributed for the account of each Selling Securityholder;

•

the number of securities of the Company of any class to be owned, controlled or directed by each Selling Securityholder after the distribution and the percentage that number represents of the total number of securities of that class outstanding;

•	whether the securities referred to in each of the three preceding paragraphs are owned by the Selling Securityholder both of record and beneficially, of record only, or beneficially only;

•

if the Selling Securityholder purchased any of the Securities being distributed in the 24 months preceding the date of the Prospectus Supplement, the date or dates on which the Selling Securityholder acquired the Securities;

•

if the Selling Securityholder acquired the Securities being distributed in the 12 months preceding the date of the Prospectus Supplement, the cost thereof to the Selling Securityholder in the aggregate and on an average cost-per-security basis;

•

if the Selling Securityholder is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside Canada, the name and address of the person or company the Selling Securityholder has appointed as agent for service of process, and, in such case, the Selling Securityholder will file a non-issuer’s submission to jurisdiction form with the applicable Prospectus Supplement; and

•	all other information that is required to be included in the applicable Prospectus Supplement.

EARNINGS COVERAGE RATIOS

The applicable Prospectus Supplement will provide, as required, and if applicable, the earnings coverage ratios with respect to the issuance of Debt Securities pursuant to such Prospectus Supplement.

PRIOR SALES

Information regarding prior sales of Securities will be provided, as required, in a Prospectus Supplement with respect to the issuance of Securities pursuant to such Prospectus Supplement.

TRADING PRICE AND VOLUME

Information regarding trading price and volume of the Securities will be provided, as required, in each Prospectus Supplement to this Prospectus.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement will include a general summary of certain Canadian federal income tax consequences that may be applicable to a purchaser of Securities offered thereunder. Investors should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement may describe certain United States federal income tax consequences of the acquisition, ownership and disposition of any Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the United States Internal Revenue Code of 1986, as amended). Investors should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

INTEREST OF EXPERTS

Certain information of a scientific or technical nature relating to the Company’s mineral properties contained in this Prospectus, including the documents incorporated by reference herein, is based on technical reports prepared or certified by the experts listed below, and has been included or incorporated by reference in reliance on such person’s expertise. Each such expert is a “qualified person” and “independent” of the Company within the meaning of NI 43-101. See “Scientific and Technical Information” for further details.

Technical Report	Qualified Person	Firm
McCoy-Cove Report	Dagny Odell, P.E.	Practical Mining LLC
	Laura Symmes, RM-SME	Practical Mining LLC
	Tommaso Roberto Raponi, P.Eng.	TR Raponi Consulting Ltd.

Granite Creek Report	Terre A. Lane, MMSA-QP, RM-SME	Global Resource Engineering, Ltd.
	Dr. J. Todd Harvey, Ph.D., P.E., RM-SME	Global Resource Engineering, Ltd.
	Richard D. Moritz, MMSA-QP of P.E.	Global Resource Engineering, Ltd.
	Dr. Hamid Samari, Ph.D., MMSA-QP	Global Resource Engineering, Ltd.
	J. Larry Breckenridge of P.E.	Global Resource Engineering, Ltd.

Lone Tree Report	Dr. Abani R. Samal, Ph.D., RM-SME	GeoGlobal, LLC

Ruby Hill Report	Greg Gosson (taking responsibility for portions of the report prepared by Christopher Wright (on behalf of Wood Canada Limited), formerly of Wood Canada Limited)	Wood Canada Limited
	Raymond H. Walton, B.Tech., P.Eng.	Ray Walton Consulting Inc.

Any updates or expansions upon the scientific or technical information contained in such technical reports and any other scientific or technical information included or incorporated by reference in this Prospectus was prepared by or under the supervision of Tim George, P.E. Mr. George is the Mine Operations Manager of the Company and a “qualified person” for the purposes of NI 43-101.

To the best of the Company’s knowledge, the persons and firms named in this section each held, directly or indirectly, less than one percent of any class of the outstanding securities of the Company, or of any associate or affiliate of the Company, and did not otherwise have any direct or indirect interest in the property of the Company, or its associates or affiliates, at the time of preparation of the reports, statements or opinions referred to above and as at the date of this Prospectus. None of the aforementioned persons or firms, nor any director, officer or employee of such firms, is currently, or is expected to be, elected, appointed or employed as a director, officer or employee of the Company or any of its associates or affiliates, other than Mr. George, who is an employee of the Company.

LEGAL MATTERS

Unless otherwise specified in the Prospectus Supplement relating to the Securities, certain legal matters related to the Securities offered by this Prospectus will be passed upon for the Company by Bennett Jones LLP, with respect to matters of Canadian law, and Dorsey & Whitney LLP, with respect to matters of United States law. As of the date of this Prospectus, the partners and associates of Bennett Jones LLP, as a group, beneficially own, directly or indirectly, less than one percent of the outstanding securities or other property of the Company.

AUDITOR, TRANSFER AGENT AND REGISTRAR

The independent registered public accounting firm of the Company is Grant Thornton LLP, Chartered Professional Accountants, 11th Floor, 200 King Street West, Toronto, Ontario, Canada, M5H 3T4. Grant Thornton LLP report that they are independent of the Company in accordance with the Chartered Professional

Accountants of Ontario CPA Code of Professional Conduct and in accordance with the applicable rules and regulations of the SEC and the Public Company Accounting Oversight Board (United States). The Annual Financial Statements of the Company incorporated by reference in this Prospectus have been so incorporated in reliance on the report of Grant Thornton LLP, given on the authority of said firm as experts in auditing and accounting.

The registrar and transfer agent for the Common Shares of the Company is TSX Trust Company at its principal offices of 100 Adelaide Street West, Suite 301, Toronto, Ontario, Canada, M5H 4H1.

STATUTORY AND CONTRACTUAL RIGHTS OF WITHDRAWAL AND RESCISSION

Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase Securities. This right may be exercised within two business days after receipt or deemed receipt of this Prospectus, the accompanying Prospectus Supplement relating to the Securities purchased by a purchaser and any amendment thereto (irrespective, in the case of an offering on non-fixed price basis, of the determination at a later date of the purchase price of the Securities distributed). In several of the provinces and territories, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if this Prospectus, the accompanying Prospectus Supplement relating to the Securities purchased by a purchaser or any amendment thereto contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revision of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of these rights or consult with a legal advisor.

In addition to statutory rights of withdrawal and rescission, original purchasers of Securities under this Prospectus (as supplemented or amended) that are convertible, exchangeable or exercisable securities, will be granted a contractual right of rescission against the Company in respect of the conversion, exchange or exercise of such Securities. The contractual right of rescission will be further described in any applicable Prospectus Supplement, but will, in general, entitle such original purchasers to receive, in addition to the amount paid on original purchase of any Securities, the amount paid upon conversion, exchange or exercise of such Securities, upon surrender of the underlying securities gained thereby, in the event that this Prospectus, the applicable Prospectus Supplement or any amendment thereto contains a misrepresentation, provided that both the conversion, exchange or exercise occurs, and the right of rescission is exercised, within 180 days of the date of the purchase of such Securities under this Prospectus and the applicable Prospectus Supplement. This contractual right of rescission will be consistent with the statutory right of rescission described under Section 130 of the Securities Act (Ontario) and is in addition to any other right or remedy available to original purchasers under Section 130 of the Securities Act (Ontario) or otherwise at law.

In an offering of Securities, to the extent such securities are convertible, exchangeable or exercisable securities, investors are cautioned that the statutory right of action for damages for a misrepresentation contained in this Prospectus (as supplemented or amended) is limited, in certain provincial and territorial securities legislation, to the price at which the Securities are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces and territories of Canada, if the purchaser pays additional amounts upon conversion, exchange or exercise, as applicable, of the Security, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces and territories of Canada. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for the particulars of this right of action for damages or consult with a legal adviser.

At-the-Market Distributions

Securities legislation in some provinces and territories of Canada provides purchasers of Securities with the right to withdraw from an agreement to purchase the Securities and with remedies for rescission or, in some jurisdictions, revisions of the price, or damages if the Prospectus, Prospectus Supplement and any amendment relating to the Securities purchased by a purchaser are not sent or delivered to the purchaser. However, purchasers of Securities distributed under an “at-the-market distribution” by the Company do not have the right to withdraw from an agreement to purchase the Securities and do not have remedies of rescission or, in some jurisdictions, revisions of the price, or damages for non-delivery of this Prospectus, the applicable Prospectus Supplement and any amendment relating to the Securities purchased thereunder by such purchaser because this Prospectus, such Prospectus Supplement and any amendment relating to the Securities purchased thereunder by such purchaser will not be sent or delivered, as permitted under Part 9 of NI 44-102.

Securities legislation in some provinces and territories of Canada further provides purchasers with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the Prospectus, Prospectus Supplement and any amendment relating to the Securities purchased by a purchaser contains a misrepresentation. Those remedies must be exercised by the purchaser within the time limit prescribed by securities legislation. Any remedies under securities legislation that a purchaser of Securities distributed under an “at-the-market distribution” by the Company may have against the Company or its agents for rescission or, in some jurisdictions, revisions of the price, or damages if this Prospectus, the applicable Prospectus Supplement and any amendment relating to the Securities purchased by such purchaser contain a misrepresentation will remain unaffected by the non-delivery of this Prospectus referred to above.

A purchaser should refer to applicable securities legislation for the particulars of these rights and should consult a legal adviser.

ENFORCEMENT OF CIVIL LIABILITIES

The Company is a corporation incorporated under and governed by the Business Corporations Act (British Columbia). Certain of the directors and executive officers of the Company and certain of the experts named in this Prospectus reside outside of Canada, and all or a substantial portion of the assets of such persons are located outside of Canada.

The directors and executive officers of the Company named below, who are not residents of Canada, have appointed the following agents for service of process in Canada:

Name of Director or Officer	Name and Address of Agent

Ryan Snow Chief Financial Officer	Bennett Jones LLP 3400 One First Canadian Place, P.O. Box 130, Toronto, Ontario, M5X 1A4
Ron Clayton Non-Executive Chairman and Director
John Begeman Director

Additionally, the following experts who have signed consents required to be filed in connection with the filing of this Prospectus reside outside of Canada: Dagny Odell, Laura Symmes, Tommaso Roberto Raponi, Terre A. Lane, Todd Harvey, Richard D. Moritz, Hamid Samari, J. Larry Breckenridge, Abani R. Samal, Greg Gosson, Raymond H. Walton and Tim George.

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that resides outside of Canada or is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction, even if the party has appointed an agent for service of process. See “Risk Factors”.

The Company has filed with the SEC, concurrently with the Registration Statement of which this Prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Company appointed Corporation Service Company as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a United States court, arising out of, related to or concerning any offering of Securities under this Prospectus.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers and Controlling Persons.

The Registrant is subject to the provisions of the Business Corporations Act (British Columbia) (the “Act”).

Under Section 160 of the Act, an individual who:

•	is or was a director or officer of the Registrant,

•	is or was a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of the Registrant, or (ii) at the request of the Registrant, or

•	at the request of the Registrant, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and including, subject to limited exceptions, the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), may be indemnified by the Registrant against a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, a proceeding (an “eligible penalty”) in which, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Registrant or an associated corporation, (a) the eligible party is or may be joined as a party, or (b) the eligible party is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding (“eligible proceeding”) to which the eligible party is or may be liable. Section 160 of the Act also permits the Registrant to pay the expenses actually and reasonably incurred by an eligible party after the final disposition of the eligible proceeding.

Under Section 161 of the Act, the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the Act and subject to Section 163 of the Act, the Registrant may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding; provided the Registrant must not make such payments unless it first receives from the eligible party a written undertaking that, if it is ultimately decided that the payment of expenses is prohibited by Section 163, the eligible party will repay the amounts advanced.

Under Section 163 of the Act, the Registrant must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162 of the Act, as the case may be, if any of the following circumstances apply:

•

if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the Registrant was prohibited from giving the indemnity or paying the expenses by its articles;

•

if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Registrant is prohibited from giving the indemnity or paying the expenses by its articles;

•

if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the Registrant or the associated corporation, as the case may be; or

•

in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of the Registrant or by or on behalf of an associated corporation, the Registrant must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable in respect to the proceeding, or, after the final disposition of an eligible proceeding, pay the expenses of the eligible party under Sections 160, 161 or 162 of the Act, as the case may be, in respect of the proceeding.

Under Section 164 of the Act, and despite any other provision of Part 5, Division 5 of the Act and whether or not payment of expenses or indemnification has been sought, authorized or declined under Part 5, Division 5 of the Act, the Supreme Court of British Columbia may, on application of the Registrant or an eligible party, do one or more of the following things:

•	order the Registrant to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

•	order the Registrant to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

•	order the enforcement of, or payment under, an agreement of indemnification entered into by the Registrant;

•	order the Registrant to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the Act; or

•	make any other order the court considers appropriate.

Section 165 of the Act provides that the Registrant may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation.

The foregoing description is qualified in its entirety by reference to the Act.

Under the articles of the Registrant, subject to the provisions of the Act, the Registrant must indemnify a director or former director of the Registrant, by reason of the fact he or she is or was a director of the Registrant or was serving at the request of the Registrant as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise, and the heirs and legal personal representatives of all such persons against all eligible penalties to which such person is or may be liable, and the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director is deemed to have contracted with the Registrant on the terms of the indemnity contained in the Registrant’s articles. The Registrant may indemnify an officer of the Company or any employee or agent of the Company or of a corporation and such persons’ heirs and personal representatives subject to any restrictions in the Act. The failure of a director or officer of the Registrant to comply with the Act or the articles of the Registrant does not invalidate any indemnity to which such person is entitled under the Registrant’s articles.

Under the articles of the Registrant and subject to the Act, the Registrant may purchase and maintain insurance for the benefit of any eligible party against any liability incurred by such party as a director, officer, employee or agent or person who holds or held an equivalent position.

The Registrant maintains directors’ and officers’ liability insurance. The policies provide a maximum coverage in any one policy year of $25 million in annual claims (subject to a deductible of $1 per claim, payable by the Registrant). The primary policy insures (a) the directors and officers of the Registrant against losses arising from claims against them for certain of their actual or alleged wrongful acts (as defined within the insurance policy), (b) the Registrant for payments made pursuant to the Registrant’s indemnification of its directors and officers, and (c) the Registrant when it is directly named in a securities claim. The excess policy insures the directors and officers of the Registrant against losses arising from claims against them for certain of their actual or alleged wrongful acts (as defined within the insurance policy). The premiums for the policies are not allocated between directors and officers as separate groups.

Insofar as indemnification for liabilities arising under the United States Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the United States Securities Act of 1933 and is therefore unenforceable.

EXHIBITS

Exhibit	Description

4.1	Annual information form for the fiscal year ended December 31, 2021 dated March 30, 2022 (incorporated by reference from Exhibit 99.92 to the Registrant’s Registration Statement on Form 40-F filed with the Commission on May 6, 2022)

4.2	Audited consolidated financial statements of the Company as at and for the fiscal years ended December 31, 2021 and 2020, together with the notes thereto and the auditor’s report thereon (incorporated by reference from Exhibit 99.88 to the Registrant’s Registration Statement on Form 40-F filed with the Commission on May 6, 2022)

4.3	Management’s discussion and analysis of operations and financial condition of the Company for the fiscal year ended December 31, 2021 dated March 28, 2022 (incorporated by reference from Exhibit 99.91 to the Registrant’s Registration Statement on Form 40-F filed with the Commission on May 6, 2022)

4.4	Unaudited condensed consolidated interim financial statements of the Company as at and for the three months ended March 31, 2022, together with the notes thereto (incorporated by reference from Exhibit 99.132 to the Registrant’s Registration Statement Amendment on Form 40-F/A filed with the Commission on May 12, 2022)

4.5	Management’s discussion and analysis of operations and financial condition of the Company for the three months ended March 31, 2022 dated May 9, 2022 ((incorporated by reference from Exhibit 99.131 to the Registrant’s Registration Statement Amendment on Form 40-F/A filed with the Commission on May 12, 2022)

4.6	Management information circular of the Company, prepared in connection with the annual general meeting of shareholders held on May 10, 2022, dated April 11, 2022. (incorporated by reference from Exhibit 99.101 to the Registrant’s Registration Statement on Form 40-F filed with the Commission on May 6, 2022)

5.01	Consent of Grant Thornton LLP

5.02*	Consent of Dagny Odell, P.E.

5.03*	Consent of Laura Symmes, RM-SME

5.04*	Consent of Tommaso Roberto Raponi, P.Eng.

5.05*	Consent of Terre A. Lane, MMSA-QP, RM-SME

5.06*	Consent of Dr. J. Todd Harvey, Ph.D., P.E., RM-SME

5.07*	Consent of Richard D. Moritz, MMSA-QP

5.08*	Consent of Dr. Hamid Samari, Ph.D., MMSA-QP

5.09*	Consent of J. Larry Breckenridge, P.E.

5.10*	Consent of Dr. Abani R. Samal, Ph.D., RM-SME

5.11*	Consent of Raymond H. Walton, B.Tech., P.Eng.

5.12*	Consent of Tim George, P.E.

5.13*	Consent of Wood Canada Limited

6.1	Powers of Attorney (included on the signature page of this Registration Statement)

7.1*	Form of Indenture

107	Calculation of Filing Fee Table

*	To be filed by amendment

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the SEC staff, and to furnish promptly, when requested to do so by the SEC staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process.

(a)	Concurrently with the filing of this Registration Statement, the Registrant is filing with the SEC a written irrevocable consent and power of attorney on Form F-X.

(b)	Any change to the name or address of the Registrant’s agent for service shall be communicated promptly to the SEC by amendment to Form F-X referencing the file number of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reno, State of Nevada, on this 30th day of June, 2022.

i-80 GOLD CORP.
By:	/s/ Ryan Snow
	Name:	Ryan Snow
	Title:	Chief Financial Officer

POWERS OF ATTORNEY

Each person whose signature appears below constitutes and appoints Ewan Downie and Ryan Snow, and each of them, any of whom may act without the joinder of the other, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for their and in their name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement and registration statements filed pursuant to Rule 429 under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Ewan Downie	Chief Executive Officer and Director	June 30, 2022
Ewan Downie

/s/ Ryan Snow	Chief Financial Officer	June 30, 2022
Ryan Snow

/s/ Ron Clayton	Director and Chairman of the Board	June 30, 2022
Ron Clayton

/s/ Eva Bellissimo	Director	June 30, 2022
Eva Bellissimo

/s/ John Begeman	Director and Authorized Representative in the United States	June 30, 2022
John Begeman

/s/ John Seaman	Director	June 30, 2022
John Seaman

/s/ Greg Smith	Director	June 30, 2022
Greg Smith

/s/ Arthur Einav	Director	June 30, 2022
Arthur Einav